UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sale of Equity Securities.

As further described in Item 5.07 below, on June 15, 2016, the shareholders of Industrial Services of America, Inc. (the “Company”) approved (i) an amendment to the Company’s 2009 Long Term Incentive Plan (the “2009 Plan”) to provide that a repricing or exchange of stock options would require shareholder approval; and (ii) a one-time stock option exchange by Todd L. Phillips, the Company’s Chief Financial Officer (the “CFO”).

On June 15, 2016, the Company cancelled 170,000 stock options previously granted to the CFO in exchange for the grant of 90,000 restricted stock units (“RSUs”) to the CFO pursuant to a Restricted Stock Unit Grant Agreement (the “RSU Agreement”).

Unless the RSUs are forfeited pursuant to the 2009 Plan or the RSU Agreement, the RSUs vest as follows if and to the extent that the CFO remains employed by the Company through each of the following dates: (i) on July 1, 2016, 50.00% (45,000) of the RSUs vest and become nonforfeitable; (ii) on December 31, 2016, 12.50% (11,250) of the RSUs vest and become nonforfeitable; (iii) on June 30, 2017, 12.50% (11,250) of the RSUs vest and become nonforfeitable; (iv) on December 31, 2017, 12.50% (11,250) of the RSUs vest and become nonforfeitable; and (v) on June 15, 2018, 12.50% (11,250) of the RSUs vest and become nonforfeitable. Each RSU represents the right to receive one share of the Company’s common stock upon the vesting of the RSU. All of the RSUs will immediately vest upon a change in control of the Company. Vesting may also be accelerated in certain cases upon the death or disability of the CFO. The RSUs were granted to the CFO for the purposes described in the Company’s definitive proxy statement dated April 29, 2016.

The RSUs and the underlying common stock are issued to the CFO in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. The securities were not offered pursuant to a general solicitation, no underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The foregoing description of the RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the RSU Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As further described in Item 5.07 below, the Company’s shareholders approved (i) an amendment to the Company’s 2009 Long Term Incentive Plan to provide that a repricing or exchange of stock options would require shareholder approval; and (ii) a one-time stock option exchange by the CFO. The information set forth in Item 3.02 above is hereby incorporated into this Item 5.02.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company on June 15, 2016, shareholders (1) elected each of the six Company nominees to serve a one year term on the Company's Board of Directors, (2) ratified the appointment of Mountjoy Chilton Medley LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, (3) approved, on an advisory basis, the compensation paid to the Company’s named executive officers, and (4) approved an amendment to the 2009 Plan and a one-time stock option exchange for the CFO, as disclosed in the Company’s definitive proxy statement dated April 29, 2016.

The results of the voting are shown below.

Proposal 1-Election of Board of Directors

Company Nominees	Votes For	Votes Withheld	Broker Non-Votes
Orson Oliver	4,463,181	363,491	2,643,710
Albert Cozzi	4,649,722	176,950	2,643,710
Ronald Strecker	4,635,643	191,029	2,643,710
Sean Garber	4,479,325	347,347	2,643,710
Vince Tyra	4,772,525	54,147	2,643,710
William Yarmuth	4,593,197	233,475	2,643,710

Proposal 2-Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
7,442,499	20,271	7,612	0

Proposal 3-Approval of Executive Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
4,280,867	363,292	182,513	2,643,710

Proposal 4-Approval of Amendment to 2009 Plan and Stock Option Exchange

Votes For	Votes Against	Abstain	Broker Non-Votes
3,008,942	1,807,998	9,732	2,643,710

Item 8.01    Other Events.

On June 15, 2016, the Company's Board of Directors approved the amendment and restatement of the 2009 Plan to reflect the amendment to the 2009 Plan described in Item 5.07 above. The foregoing description of the 2009 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description

10.1	Restricted Stock Unit Grant Agreement, dated as of June 15, 2016, between Industrial Services of America, Inc. and Todd L. Phillips.

10.2	Industrial Services of America, Inc. Amended and Restated Long Term Incentive Plan, restated as of June 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: June 16, 2016	By:	/s/ Todd L. Phillips
Todd L. Phillips
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

10.1	Restricted Stock Unit Grant Agreement, dated as of June 15, 2016, between Industrial Services of America, Inc. and Todd L. Phillips.

10.2	Industrial Services of America, Inc. Amended and Restated Long Term Incentive Plan, restated as of June 15, 2016.